Exhibit 99.1

               EPL Announces Third Quarter 2005 Results

    HOUSTON--(BUSINESS WIRE)--Nov. 10, 2005--Energy Partners, Ltd. ("EPL") (NYSE:EPL) today announced results for the third quarter 2005, results which reflect a significant negative impact from Hurricanes Katrina and Rita, as well as Hurricanes Dennis and Emily and Tropical Storm Cindy earlier in the quarter. Revenue for the third quarter of 2005 totaled $92.0 million, and net income was $6.5 million, or $0.16 per diluted share.
    Revenue for the third quarter 2005 rose 24% from $74.1 million in the third quarter last year, while net income available to common stockholders declined 25% from the third quarter 2004 figure of $8.7 million. Earnings per diluted share also declined from $0.25 in the same quarter last year. The Company said that the decline in net income and earnings per share was principally due to the impact of the tropical weather in the quarter, in particular Hurricanes Katrina and Rita, which not only affected revenue but also resulted in higher expenses, as detailed below.
    Richard A. Bachmann, EPL's Chairman and CEO, commented, "The third quarter was a challenging one for EPL. In July and August, we were continuing to set new highs for the Company, producing over 30,000 barrels of oil equivalent per day for the first time in the Company's history. In the aftermath of Hurricane Katrina, we found an entirely new set of challenges in front of us, not the least of which was temporarily relocating our headquarters to Houston and opening an office in Baton Rouge. Hurricane Rita then delivered another punch to the Gulf of Mexico oil and gas infrastructure. We are still working with pipeline operators and other midstream companies to restore our production across a wide area of the Gulf, as many of the areas not damaged by Katrina were later hit by Rita. The good news is that we continue to make progress in that effort, and as of this week we have ramped production to over 20,500 Boe per day, or almost 70% of our pre-Katrina level."
    Cash flow from operating activities in the third quarter of 2005 totaled $109.1 million, a 94% increase compared to $56.2 million in the third quarter last year. Discretionary cash flow, which is cash flow from operating activities before changes in working capital and exploration expense, was $62.8 million in the most recent quarter, compared to $51.5 million in the same period last year.
    Total expenses for the third quarter of 2005 were 38% higher than in the third quarter of 2004, due in part to the tropical weather-related increase in lease operating expense and higher per unit depreciation, depletion, and amortization. The Company also had higher exploration expenses as a result of unsuccessful exploratory wells and approximately $9 million of impairments taken in the quarter.
    Production in the third quarter 2005 averaged 19,292 barrels of oil equivalent ("Boe") per day, composed of 75.9 million cubic feet of natural gas and 6,642 barrels of oil per day. Oil production in the quarter was 25% lower than in the third quarter of 2004, and natural gas production was down 12% from the third quarter last year, reflecting the impact of tropical weather in the third quarter of 2005. On a Boe basis, production in the most recent quarter was 17% lower than the same quarter last year.
    Price realizations for oil in the quarter averaged $49.55 per barrel, an increase of 44% from $34.41 in the third quarter last year. Natural gas price realizations rose 53% to $8.84 per thousand cubic feet from $5.79 in the same quarter a year ago. All prices are stated net of the impact of hedging. EPL maintains a complete schedule of its hedging positions on its website, www.eplweb.com, in the Investor Relations section.
    For the nine months ended September 30, 2005, revenue totaled $295.7 million and net income available to common stockholders was $44.0 million, compared to figures of $212.7 million and $29.1 million, respectively, for the first nine months of 2004. Cash flow from operations was $253.7 million for the first nine months of 2005, rising from $124.9 million in the same period a year ago, and discretionary cash flow was $210.3 million, compared to the figure of $146.3 million for the first nine months of 2004.
    Exploration and development expenditures in the most recent quarter were $84.2 million, bringing the year to date total to $251.5 million. Total debt stood at $225.0 million at quarter-end, while cash stood at $51.0 million and debt to capitalization was 39%. The Company also said that it had $75 million in unused borrowing capacity under its current bank facility.
    With regard to physical damage to EPL's facilities from tropical weather, the Company expects its insurance to cover all damages in excess of a combined deductible of approximately $2.2 million for the various storms in the quarter. Under its business interruption insurance coverage, EPL is accruing recoveries on three properties, the East Bay field, South Timbalier 26 and South Marsh Island 109, beginning in the fourth quarter and continuing until production from those fields is fully restored, subject to policy limits.

    Operational Highlights

    In recent exploratory operations, EPL has had two discoveries onshore and four dry holes offshore. The dry holes offshore were at West Cameron 455 #1 (50% working interest), West Delta 52 #1 (100% working interest), West Cameron 98 #3 (25% working interest), and High Island 19 #1 (50% working interest). For the year to date, EPL has 14 discoveries in 23 wells offshore and 12 discoveries in 16 wells onshore, for an overall exploratory success rate of 67%. The Company currently has exploratory operations underway at three locations offshore, at Eugene Island 4 #1, South Pass 29 #1, and South Timbalier 42 #1.
    At the Western Gulf of Mexico Lease Sale in August, EPL was the high bidder on all four leases on which it submitted bids. None of the four leases have been awarded to date.
    The Company also added that production is currently over 20,500 Boe per day, with slightly more than 9,000 Boe per day remaining shut in as a result of Hurricanes Katrina and Rita. EPL said it expects production levels to continue to rise as repairs are completed to third party pipelines and onshore processing facilities.
    Bachmann continued, "I want to thank all our employees who have worked so diligently for the Company and its shareholders, especially when many are facing significant personal challenges of their own in being displaced from their homes and in some cases their families. While the tropical weather this year will prevent us from reaching some of the goals we set for growth in 2005, that growth is now deferred into 2006."

    Conference Call

    The Company has scheduled a conference call to review third quarter 2005 results for today, November 10, 2005, at 8:00 A.M. central time. To participate in the EPL conference call, callers in the United States and Canada can dial (877) 612-5303 and international callers can dial (706) 634-0487. The Conference I.D. for callers is 1853507.
    The call will be available for replay beginning two hours after the call is completed through midnight of November 15. For callers in the United States and Canada, the toll-free number for the replay is
(800) 642-1687. For international callers the number is (706) 645-9291. The Conference I.D. for all callers to access the replay is 1853507.
    The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.eplweb.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site. The call will also be available through the CCBN Investor Network.

    Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company's operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the shallow to moderate depth waters of the Gulf of Mexico Shelf.

    Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, believes or anticipates may or will occur in the future, are "forward-looking statements" under U. S. securities laws. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in our Annual Report on Form 10-K for fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance or an assurance that the Company's current assumptions and projections are valid. Actual results may differ materially from those projected.



                         ENERGY PARTNERS, LTD.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)
                              (Unaudited)


                                     Three Months       Nine Months
                                        Ended              Ended
                                     September 30,      September 30,
                                   ---------------- ------------------
                                      2005    2004      2005     2004
                                    ------- -------  -------- --------
Revenues:
 Oil and natural gas               $91,977 $73,997  $295,660 $212,393
 Other                                  72     120        23      263
                                    ------- -------  -------- --------
                                    92,049  74,117   295,683  212,656
                                    ------- -------  -------- --------

Costs and expenses:
 Lease operating                    14,163  10,550    40,720   29,909
 Transportation expense                288      59       793      276
 Taxes, other than on earnings       2,836   2,129     8,258    6,449
 Exploration expenditures and
  dry hole costs                    23,313   9,998    52,940   26,930
 Depreciation, depletion and
  amortization                      26,278  25,309    79,430   66,261
 General and administrative:
    Stock-based compensation         2,460   1,035     6,217    2,554
    Other general and
     administrative                  7,761   6,656    24,066   20,406
                                    ------- -------  -------- --------
         Total costs and expenses   77,099  55,736   212,424  152,785
                                    ------- -------  -------- --------

Income from operations              14,950  18,381    83,259   59,871
                                    ------- -------  -------- --------

Other income (expense):
 Interest income                       223     322       518      785
 Interest expense                   (4,929) (3,602)  (13,312) (10,762)
                                    ------- -------  -------- --------
                                    (4,706) (3,280)  (12,794)  (9,977)
                                    ------- -------  -------- --------


Income before income taxes          10,244  15,101    70,465   49,894
 Income taxes                       (3,724) (5,532)  (25,474) (18,223)
                                    ------- -------  -------- --------


Net income                           6,520   9,569    44,991   31,671

Less dividends earned on
 preferred stock and accretion
 of discount                             -    (823)     (944)  (2,573)
                                    ------- -------  -------- --------

Net income available to common
 stockholders                      $ 6,520 $ 8,746  $ 44,047 $ 29,098
                                    ======= =======  ======== ========

 Basic earnings per share          $  0.17 $  0.27  $   1.20 $   0.89
                                    ======= =======  ======== ========

 Diluted earnings per share        $  0.16 $  0.25  $   1.11 $   0.82
                                    ======= =======  ======== ========

Weighted average common shares
 used in computing earnings
 per share:
    Basic                           37,779  32,992    36,798   32,788
    Incremental common shares        3,166   5,912     3,812    5,653
                                    ------- -------  -------- --------
    Diluted                         40,945  38,904    40,610   38,441
                                    ======= =======  ======== ========







                         ENERGY PARTNERS, LTD.
            CONSOLIDATED STATEMENTS OF NET CASH PROVIDED BY
                         OPERATING ACTIVITIES
                            (In thousands)
                              (Unaudited)



                                     Three Months       Nine Months
                                        Ended              Ended
                                     September 30,      September 30,
                                   ----------------  -----------------
                                      2005    2004      2005     2004
                                   -------- -------  -------- --------
Cash flows from operating
 activities:
  Net income                      $  6,520 $ 9,569  $ 44,991 $ 31,671
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
     Depreciation, depletion and
      amortization                  26,278  25,309    79,430   66,261
     Loss on disposition of oil
      and natural gas assets             -       -        92        -
     Non-cash compensation           2,460   1,035     6,267    2,603
     Deferred income taxes           3,727   5,384    25,128   18,072
     Exploration expenditures       19,876   6,268    41,208   19,540
     Amortization of deferred
      financing costs                  249     225       746      682
     Other                             295       -       674      104
  Changes in operating assets and
   liabilities:
     Trade accounts receivable      22,007  10,054    13,587   (5,599)
     Other receivables              (1,922) (2,394)   (6,822)  (7,251)
     Prepaid expenses                1,766   2,316    (2,176)  (1,107)
     Other assets                     (129)   (193)   (1,731)    (682)
     Accounts payable and
      accrued expenses              27,994     134    52,391    2,658
     Other liabilities                  17  (1,478)     (114)  (2,065)
                                   -------- -------  -------- --------

Net cash provided by operating
 activities                       $109,138 $56,229  $253,671 $124,887
                                   ======== =======  ======== ========

Reconciliation of discretionary
 cash flow:
     Net cash provided by
      operating activities         109,138  56,229   253,671  124,887
     Changes in working capital    (49,733) (8,439)  (55,135)  14,046
     Non-cash exploration
      expenditures                 (19,876) (6,268)  (41,208) (19,540)
     Total exploration
      expenditures                  23,313   9,998    52,940   26,930
                                   -------- -------  -------- --------
Discretionary cash flow           $ 62,842 $51,520  $210,268 $146,323
                                   ======== =======  ======== ========


The table above reconciles discretionary cash flow to net cash provided by operating activities. Discretionary cash flow is defined as cash flow from operations before changes in working capital and exploration expenditures. Discretionary cash flow is widely accepted as a financial indicator of an oil and natural gas company's ability to generate cash which is used to internally fund exploration and development activities, pay dividends and service debt. Discretionary cash flow is presented based on management's belief that this non-GAAP financial measure is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income. Investors should be cautioned that discretionary cash flow as reported by us may not be comparable in all instances to discretionary cash flow as reported by other companies.






                         ENERGY PARTNERS, LTD.
        SELECTED PRODUCTION, PRICING AND OPERATIONAL STATISTICS
                              (Unaudited)



                                     Three Months       Nine Months
                                        Ended              Ended
                                     September 30,      September 30,
                                    ---------------  -----------------
                                      2005    2004      2005     2004
                                    ------- -------  -------- --------

PRODUCTION AND PRICING
----------------------
Net Production (per day):
   Oil (Bbls)                        6,642   8,893     9,017    8,433
   Natural gas (Mcf)                75,899  86,050    90,596   83,422
     Total (Boe)                    19,292  23,235    24,116   22,337
Oil and Natural Gas Revenues
 (in thousands):
   Oil                             $30,279 $28,154  $114,935 $ 76,737
   Natural gas                      61,698  45,843   180,725  135,656
     Total                          91,977  73,997   295,660  212,393
Average Sales Prices(1):
   Oil (per Bbl)                   $ 49.55 $ 34.41  $  46.69 $  33.21
   Natural gas (per Mcf)              8.84    5.79      7.31     5.93
     Average (per Boe)               51.82   34.62     44.91    34.70

OPERATIONAL STATISTICS
----------------------
Average Costs (per Boe):
   Lease operating expense         $  7.98 $  4.94  $   6.19 $   4.89
   Taxes, other than on earnings      1.60    1.00      1.25     1.05
   Depreciation, depletion and
    amortization                     14.81   11.84     12.06    10.83


(1) Prices are net of hedging transactions which had the following impact:

    -- Reduced natural gas price realizations by $0.01 per Mcf for both the third quarter of 2005 and 2004; and

    -- Reduced oil price realizations by $5.76 and $5.39 per barrel for the third quarter of 2005 and 2004, respectively.

    -- Did not impact natural gas price realizations for the first nine months of 2005 and 2004; and

    -- Reduced oil price realizations by $2.53 and $3.55 per barrel for the first nine months of 2005 and 2004, respectively.






                         ENERGY PARTNERS, LTD.
                      CONSOLIDATED BALANCE SHEETS
                   (In thousands, except share data)


                                           September 30,  December 31,
                                               2005          2004
                                           -----------     ---------
                                           (Unaudited)
ASSETS
------
Current assets:
  Cash and cash equivalents               $   51,011      $  93,537
  Trade accounts receivable                   45,754         59,341
  Other receivables                           12,422          5,600
  Deferred tax asset                          10,306          1,906
  Prepaid expenses                             4,461          2,285
                                          -----------      ---------
        Total current assets                 123,954        162,669

Property and equipment, at cost under
 the successful efforts method of
 accounting for oil and natural gas
 properties                                1,155,726        769,331
Less accumulated depreciation, depletion
 and amortization                           (389,834)      (304,997)
                                          -----------      ---------
        Net property and equipment           765,892        464,334

Other assets                                  16,811         15,970
Deferred financing costs -- net of
 accumulated amortization                      4,391          4,705
                                          -----------      ---------
                                          $  911,048      $ 647,678
                                          ===========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable                        $   47,050      $  21,255
  Accrued expenses                           118,365         59,387
  Fair value of commodity derivative
   instruments                                26,502          1,749
  Current maturities of long-term debt           137            108
                                          -----------      ---------
        Total current liabilities            192,054         82,499

Long-term debt                               225,000        150,109
Deferred income taxes                         73,787         53,686
Asset retirement obligation                   54,093         45,064
Other                                         12,981          1,271
                                          -----------      ---------
                                             557,915        332,629

Stockholders' equity:
  Preferred stock, $1 par value,
   authorized 1,700,000 shares; issued
   and outstanding: 2005 - no shares;
   2004 - 344,399 shares. Aggregate
   liquidation value: 2004 - $34,440               -         33,504
  Common stock, par value $0.01 per
   share. Authorized 50,000,000 shares;
   issued and outstanding: 2005 -
   41,445,697 shares; 2004 -
   36,618,084 shares                             415            367
  Additional paid-in capital                 347,289        296,460
  Accumulated other comprehensive loss       (24,402)        (1,119)
  Retained earnings                           87,263         43,215
  Treasury stock, at cost. 2005 --
   3,474,208 shares; 2004 --
   3,480,441 shares                          (57,432)       (57,378)
                                          -----------      ---------
        Total stockholders' equity           353,133        315,049
  Commitments and contingencies
                                          -----------      ---------
                                          $  911,048      $ 647,678
                                          ===========      =========



    CONTACT: Energy Partners, Ltd.
             Charles Meade, 713-228-0711